Exhibit 99.1

MOLSON COORS TO ACQUIRE CENTRAL AND EASTERN EUROPEAN

BREWER STARBEV

Acquisition of Market-Leading Brewer Brings Significant Growth Opportunities

in Attractive Markets

StarBev Adds Strong Brand Portfolio, Enhanced Scale and Growth Platform

Value-Enhancing Transaction Expected to be Accretive to Earnings in First Full Year

April 3, 2012 (DENVER AND MONTREAL) – Molson Coors Brewing Company (NYSE: TAP; TSX) today announced that it has signed a definitive agreement with StarBev L.P., owned by funds (“CVC Funds”) advised by CVC Capital Partners Limited (“CVC”) and StarBev management, to acquire StarBev for €2.65 billion ($3.54 billion). Headquartered in Amsterdam, The Netherlands, and Prague, Czech Republic, StarBev operates nine breweries in Central and Eastern Europe (CEE) and generated 2011 sales of approximately €0.7 billion ($1.0 billion) and earnings before interest, taxes, depreciation and amortization (EBITDA) of €241 million ($322 million).1 The purchase price represents a multiple of approximately 11x EBITDA.

“The acquisition of StarBev fits squarely into Molson Coors’ strategy to increase our portfolio of premium brands and deepen our reach into growth markets around the world,” said Peter Swinburn, President and Chief Executive Officer of Molson Coors. “The Central and Eastern European beer market is attractive, with strong historical trends and upside potential as the region returns to its pre-economic-crisis growth rates.

“StarBev, as a market leader in the CEE region, provides Molson Coors with a great platform for growth and an excellent foundation from which to extend our key brands, such as Carling, into Central and Eastern Europe. Staropramen, StarBev’s international flagship brand, will also enhance our portfolio in some of our current and planned markets.”

StarBev, which employs approximately 4,100 people, has brewing operations in the Czech Republic, Serbia, Croatia, Romania, Bulgaria, Hungary, Montenegro and also sells its brands in Bosnia-Herzegovina and Slovakia. StarBev brews 13.3 million hectoliters annually and holds a top three market share position in each of its markets. Starbev’s portfolio of more than 20 brands includes local champions such as Borsodi, Kamenitza, Bergenbier, Ozusko, Jelen and Niksicko and also distributes brands such as Stella Artois, Beck’s, Hoegaarden, Lowenbrau and Leffe under license.

Following the acquisition, Molson Coors expects that significantly more of its revenue will come from growth and emerging markets. The CEE markets are expected to benefit from positive volume and per capita consumption trends over the long-term.

[1]	StarBev results are provided pursuant to International Financial Reporting Standards.

Mr. Swinburn continued, “Making targeted acquisitions that expand our global presence and drive shareholder value is a key pillar of our stated growth strategy. We are committed to being disciplined buyers. We believe this acquisition, which is financially compelling and meets all of our return on capital requirements, is consistent with these goals.”

Molson Coors expects the transaction to be accretive to earnings in the first full year of operations and to generate approximately $50 million of pre-tax operational synergies by 2015, primarily through production efficiencies, procurement, systems and related areas.

Mr. Swinburn concluded, “StarBev is a strong brewing operation with great brands, talented management and employees who will benefit from being part of a global, brand-led brewing company that can bring additional innovation and marketing expertise to their operations. We have very exciting plans for growing this business and its brands. We are impressed with StarBev’s operations and look forward to working with the StarBev team to capitalize on the great opportunities in their markets.”

Alain Beyens, CEO of StarBev said: “We are delighted to become part of one of the world’s largest brewers. It has been great to work with CVC as we have developed and grown this business over the last few years. Their support has enabled StarBev to become a leading innovator of world-class brands. I am convinced Molson Coors will take StarBev to the next level of development and growth.”

The transaction is subject to approval by certain European competition authorities and is expected to close in the second quarter of 2012. Following the close, StarBev will be operated as a separate business unit within Molson Coors and will remain headquartered in the Czech Republic.

Molson Coors has committed financing in place to complete the acquisition. At current foreign exchange rates, permanent financing is expected to consist of $3.0 billion in cash and debt, and an additional €500 million ($667 million) in convertible debt issued to the seller, which enables them to participate in future upside. Molson Coors expects to maintain investment grade ratings following the close of the transaction.

Morgan Stanley & Co. LLC acted as lead financial advisor to Molson Coors. Barclays and Deutsche Bank Securities acted as co-financial advisors. Morgan Stanley Senior Funding, Inc. and Deutsche Bank Securities are providing committed debt financing for the transaction. Kirkland & Ellis LLP acted as legal advisor to Molson Coors.

Webcast Information

Molson Coors will conduct a conference call with financial analysts and investors on April 3, 2012 at 8:30 a.m. Eastern Daylight Time (US) to discuss the agreed transaction. The Company will provide a live webcast of the conference call, which can be accessed at www.molsoncoors.com. A presentation will be posted to the website approximately 15 minutes prior to the start of the conference call/webcast. A recording of the webcast and the conference call will be available at www.molsoncoors.com until 11:59 p.m. E.T. on April 3, 2013.

Overview of Molson Coors Brewing Company

Molson Coors Brewing Company is one of the world’s largest brewers. The Company’s operating segments include Canada, the United States, the United Kingdom, and Molson Coors International (MCI). The Company has a diverse portfolio of owned and partner brands, including signature brands Coors Light, Molson Canadian and Carling. Molson Coors is listed on the 2011 Dow Jones Sustainability Index (DJSI), the most recognized global benchmark of sustainability among global corporations. The DJSI assesses how companies manage risks and seize opportunities across a wide range of economic, environmental and social dimensions. For more information on Molson Coors Brewing Company, visit the company’s web site, www.molsoncoors.com.

Forward-Looking Statements

This press release includes estimates or projections that constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. Generally, the words “believe,” expect,” intend,” anticipate,” “project,” “will,” and similar expressions identify forward-looking statements, which generally are not historic in nature. Although the Company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Important factors that could cause actual results to differ materially from the Company’s historical experience, and present projections and expectations are disclosed in the Company’s filings with the Securities and Exchange Commission (“SEC”). These factors include, among others, our ability to successfully integrate StarBev, retain key employees and achieve planned cost synergies; our ability to obtain necessary regulatory approvals for the acquisition; pension plan costs; availability or increase in the cost of packaging materials; our ability to maintain manufacturer/distribution agreements; impact of competitive pricing and product pressures; our ability to implement our strategic initiatives, including executing and realizing cost savings; changes in legal and regulatory requirements, including the regulation of distribution systems; increase in the cost of commodities used in the business; our ability to maintain brand image, reputation and product quality; our ability to maintain good labor relations; changes in our supply chain system; additional impairment charges; the impact of climate change and the availability and quality of water; the ability of MillerCoors to integrate operations and technologies; lack of full-control over the operations of MillerCoors; the ability of MillerCoors to maintain good relationships with its distributors; and other risks discussed in our filings with the SEC, including our Annual Report on Form 10-K for the year-ended December 31, 2011, which are available from the SEC. All forward-looking statements in this press release are expressly qualified by such cautionary statements and by reference to the underlying assumptions. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise.

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Contacts

Molson Coors Brewing Company

News Media

Colin Wheeler

(303) 927-2443

colin.wheeler@molsoncoors.com

Investor Relations

Dave Dunnewald

(303) 927-2334

Davida.dunnewald@molsoncoors.com

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